Exhibit 3.38

                        AMENDED AND RESTATED BYLAWS

                                     OF

                                 [Company]

                           (a Texas corporation)

                                -----------

                                 ARTICLE I

                                SHAREHOLDERS

         1. SHARE CERTIFICATES. Certificates representing shares of the corporation shall set forth thereon the statements prescribed by Articles
2.19 and 2.22 of the Texas Business Corporation Act and by any other applicable provision of law, including any limitation or denial of preemptive rights, which shall be signed by the President or a Vice-President of the corporation, and may be sealed with the seal of the corporation or a facsimile thereof. The signatures of any such officers upon a certificate may be facsimiles. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the date of its issuance.

         No certificate shall be issued for any share until the consideration therefor has been fully paid.

         2. SHARE TRANSFERS. Upon compliance with any provisions restricting the transferability of shares that may be set forth in the Articles of Incorporation, these Bylaws, or any written agreement in respect thereof, and, in accordance with the provisions of Articles 2.19 and 2.22 of the Texas Business Corporation Act, transfers of shares of the corporation shall be made only on the share transfer records of the corporation by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the corporation, or with a transfer agent or a registrar and on surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes thereon, if any. Except as may be otherwise provided by law, the person in whose name shares stand on the share transfer records of the corporation shall be deemed the owner thereof for all purposes as regards the corporation; provided that whenever any transfer of shares shall be made for collateral security, and not absolutely, such fact, if known to the Secretary of the corporation, shall be so expressed in the entry of transfer.

         3. RECORD DATE FOR SHAREHOLDERS. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive a distribution (other than a distribution involving a purchase or redemption by the corporation of any of its own shares) or a share dividend, or in order to make a determination of shareholders for any other proper purpose (other than determining shareholders entitled to consent to action by shareholders proposed to be taken without a meeting of shareholders), the Board of Directors of the corporation may provide that the share transfer records shall be closed for a stated period not to exceed, in any case, sixty days. If the share transfer records shall be closed for the purpose of determining the shareholders entitled to notice of or to vote at a meeting of shareholders, such share transfer records shall be closed for at least ten days immediately preceding such meeting. In lieu of closing the share transfer records, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date to be not more than sixty days and, in case of a meeting of shareholders, not less than ten days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If the share transfer records are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive a distribution (other than a distribution involving a purchase or redemption by the corporation of any of its own shares) or a share dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such distribution or share dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof except where the determination has been made through the closing of share transfer records and the stated period of closing has expired. Unless a record date shall have previously been fixed or determined pursuant to this section, whenever action by shareholders is proposed to be taken by consent in writing without a meeting of shareholders, the Board of Directors may fix a record date for the purpose of determining shareholders entitled to consent to that action, which record date shall not precede, and shall not be more than ten days after, the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors and the prior action of the Board of Directors is not required by the Texas Business Corporation Act, the record date for determining shareholders entitled to consent to action in writing without a meeting shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation as provided in Section A of Article 9.10 of the Texas Business Corporation Act or an officer or agent of the corporation having custody of the books in which proceedings of meetings of shareholders are recorded. Delivery shall be by hand or by certified or registered mail, return receipt requested. Delivery to the corporation's principal place of business shall be addressed to the president or the principal executive officer of the corporation. If no record date shall have been fixed by the Board of Directors and prior action of the Board of Directors is required by the Texas Business Corporation Act, the record date for determining shareholders entitled to consent to action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts a resolution taking such prior action.

         4. SHAREHOLDER MEETINGS.

         - TIME. The annual meeting shall be held on the date fixed from time to time by the Board of Directors; provided that any such date shall not be more than thirteen months after the date of the preceding annual meeting. A special meeting shall be held on the date fixed by the directors except when the Texas Business Corporation Act confers the right to call a special meeting upon the shareholders.

         - PLACE. Annual meetings and special meetings shall be held at such place within or without the State of Texas as shall be fixed from time to time by the Board of Directors. In the event of failure of the Board of Directors to fix such place, any such meeting shall be held at the registered office of the corporation in Texas.

         - CALL. Annual meetings may be called by the directors or the President or by any officer instructed by the directors or the President to call the meeting. Special meetings may be called in a like manner or by any other person or persons authorized to do so by the provisions of the Texas Business Corporation Act.

         - NOTICE OR WAIVER OF NOTICE. Written notice of all meetings shall be given, stating the place, date and hour of the meeting not less than ten and no more than sixty days before the date of the meeting.

         - VOTING LIST. The officer or agent having charge of the share transfer records for shares of the corporation shall make, at least ten days before each meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting or any adjournment thereof, arranged in alphabetical order, with the address of, and the number of shares held by, each. The list shall be kept on file at the registered office or principal place of business of the corporation in the State of Texas for a period of at least ten days prior to the meeting and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original share transfer records shall be prima facie evidence as to who are the shareholders entitled to examine such list or share transfer records or to vote at any meeting of shareholders.

         - CONDUCT OF MEETING. Meetings of the shareholders shall be presided over by one of the following officers in the order of seniority and if present and acting - the Chairman of the Board, if any, the Vice-Chairman of the Board, if any, the President, a Vice-President, or, if none of the foregoing is in office and present and acting, by a chairman to be chosen by the shareholders. The Secretary of the corporation, or in his absence, an Assistant Secretary, shall act as secretary of every meeting, but, if neither the Secretary nor an Assistant Secretary is present, the Chairman of the meeting shall appoint a secretary of the meeting.

         - QUORUM. With respect to any meeting of shareholders, a quorum shall be present for any matter to be presented at that meeting if the holders of a majority of the shares entitled to vote at the meeting are represented at the meeting in person or by proxy. Once a quorum is present at a meeting of shareholders, the shareholders represented in person or by proxy at the meeting may conduct such business as may properly be brought before the meeting until it is adjourned, and the subsequent withdrawal from the meeting of any shareholder or the refusal of any shareholder represented in person or by proxy to vote shall not affect the presence of a quorum at the meeting. The shareholders represented in person or by proxy at a meeting of shareholders at which a quorum is not present may adjourn the meeting until such time and to such place as may be determined by a vote of the holders of a majority of the shares represented in person or by proxy at that meeting.

         - VOTING. Shareholders shall not be entitled to cumulate their votes in the election of directors. In the election of directors, a plurality of the votes cast shall elect. Except as the Texas Business Corporation Act, the Articles of Incorporation, or these Bylaws may otherwise provide, the affirmative vote of the holders of a majority of the shares entitled to vote on and that voted for or against or expressly abstained with respect to that matter at a meeting of shareholders at which quorum is present shall be the act of the shareholders.

         5. INFORMAL ACTION. Any action required by the Texas Business Corporation Act to be taken at a meeting of shareholders, and any action which may be taken at any annual or special meeting of shareholders may be taken without a meeting, without prior notice, and without a vote pursuant to the provisions of Article 9.10 of the Texas Business Corporation Act.

                                 ARTICLE II

                             BOARD OF DIRECTORS

         1. FUNCTIONS GENERALLY. The powers of the corporation shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed under the direction of, a Board of Directors.

         2. QUALIFICATIONS AND NUMBER. A director need not be a shareholder, a citizen of the United States, or a resident of the State of Texas. The number of directors constituting the Board of Directors shall be one or more. Subject to the foregoing limitation, such number of directors may be fixed or changed from time to time by the shareholders or by the Board of Directors.

         3. ELECTION AND TERM. Directors who are elected at an annual meeting of shareholders, and directors who are elected in the interim to fill vacancies and newly created directorships, shall hold office until the next succeeding annual meeting of shareholders and until their successors have been elected and qualified. In the interim between annual meetings of shareholders or of special meetings of shareholders called for the election of directors, any vacancies in the Board of Directors, including vacancies resulting from the removal of directors by the shareholders but which are not filled by said shareholders, may be filled by the affirmative vote of a majority of the remaining directors, although less than a quorum exists. Subject to any limitations imposed by Article 2.34 of the Texas Business Corporation Act, any directorship to be filled by reason of an increase in the number of directors may be filled by election at an annual meeting or at a special meeting of shareholders called for that purpose.

         4. MEETINGS.

         - TIME. Meetings shall be held at such time as the Board shall fix.

         - PLACE. Meetings shall be held at such place within or without the State of Texas as shall be fixed by the Board.

         - CALL. No call shall be required for regular meetings for which the time and place have been fixed. Special meetings may be called by or at the direction of the Chairman of the Board, if any, the Vice-Chairman of the Board, if any, of the President, or of a majority of the directors in office.

         - NOTICE OR ACTUAL OR CONSTRUCTIVE WAIVER. No notice shall be required for regular meetings for which the time and place have been fixed. Written, oral, or any other mode of notice of the time and place shall be given for special meetings in sufficient time for the convenient assembly of the directors thereat. The notice of any meeting need not specify the business to be transacted or the purpose of the meeting. Any requirement of furnishing a notice shall be waived by any director who signs a waiver of notice before or after the meeting. Attendance of a director at a meeting shall constitute a waiver of notice of the meeting, except where the director attends the meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

         - QUORUM AND ACTION. A majority of the full Board of Directors shall constitute a quorum unless a different number or portion is required by law. Except as herein otherwise provided, and except as may be otherwise provided by law, the Articles of Incorporation, or these Bylaws, the act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

         5. REMOVAL OF DIRECTORS. The entire Board of Directors or any individual director may be removed from office in conformance with the provisions of Article 2.32 of the Texas Business Corporation Act.

         6. INFORMAL ACTION. Any action required or permitted to be taken at a meeting of directors or of any committee, if any, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the members of the Board of Directors or committee, as the case may be.

                                ARTICLE III
                                  OFFICERS

         The corporation shall have a President and a Secretary, each of whom shall be elected by the Board of Directors at such time and in such manner as the Board may deem appropriate. The corporation may have such other officers, including assistant officers, and agents as may be deemed necessary, each or any of whom may be elected or appointed by the directors or may be chosen in such manner as the directors shall determine. Any two or more offices may be held by the same person.

         Unless otherwise provided in the resolution of election or appointment, each officer shall hold office until the meeting of the Board of Directors following the next annual meeting of shareholders and until his successor has been elected and qualified.

         The officers and agents of the corporation shall have the authority and perform the duties in the management of the corporation as determined by the resolution electing or appointing them, as the case may be.

         The Board of Directors may remove any officer or agent whenever in its judgment the best interests of the corporation will be served thereby.

                                 ARTICLE IV

                            SHAREHOLDERS RECORD

         The corporation shall keep at its registered office in the State of Texas or at its principal place of business, or at the office of its transfer agent or registrar, if any, a record of its shareholders, as prescribed by Article 2.44 of the Texas Business Corporation Act and shall keep on file at said registered office the voting list of shareholders for a period of at least ten days prior to any meeting of shareholders.

                                 ARTICLE V

                               CORPORATE SEAL

         The corporate seal shall have inscribed thereon the name of the corporation and shall be in such form and contain such other words and/or figures as the Board of Directors shall determine or the law require.

                                 ARTICLE VI

                                FISCAL YEAR

         The fiscal year of the corporation shall be fixed, and shall be subject to change, by the Board of Directors.

                                ARTICLE VII

                            CONTROL OVER BYLAWS

         After the adoption of the initial Bylaws by the initial Board of Directors, the Board of Directors may amend or repeal the Bylaws or adopt new Bylaws except as otherwise provided by Article 2.23 of the Texas Business Corporation Act or any other applicable provision of law.